EXHIBIT 3.3

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website:  www.nvsos.gov

Articles of Incorporation (Pursuant to NRS Chapter 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20080829837-57
Filing Date and Time 12/23/2008 12:58 PM
Entity Number E0776232008-6

1.           Name of Corporation:  Adeona Pharmaceuticals, Inc.

2.           Registered Agent for Service of Process:

Commercial Registered Agent:  the Corporation Trust Company of Nevada

3.           Authorized Stock:  * See Attached

Number of shares with par value:                                                                 110,000,000
Par value per share:                                                             $.001
Number of shares without par value:                                                            0

4.           Names and Addresses of the Board of Directors/Trustees:  * See Attached

Steve H. Kanzer                                                             Jeffrey J. Kraws
3930 Varsity Drive                                                          3930 Varsity Drive
Ann Arbor, MI 48108                                                                   Ann Arbor, MI 48108

5.	Purpose: The Purpose of the Corporation shall be: All lawful activities permitted under the laws of the State of Nevada

6.           Name, Address and Signature of Incorporator:

Nicholas Stergis
3930 Varsity Drive                                                      /S/ NICHOLAS STERGIS
Ann Arbor, MI 48108                                                                Signature

7.           Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named entity:
/S/ KRISTINE HEIBERGER
Authorized Signature of Registered Agent on behalf of the Corporation Trust Company of Nevada

ANNEX A TO
ARTICLES OF INCORPORATION
 OF
ADEONA PHARMACEUTICALS, INC.

3. Shares:
The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares consisting of: One Hundred Million (100,000,000) shares of common stock, $.001 par value per share (“Common Stock”); and Ten Million (10,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).

The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (“Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:

a. The designation of the series;
b. The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;
c. The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;
d. The redemption rights, if any, and price or prices for shares of the series;
e. The terms and amounts of any sinking fund provided for the purchase or redemption of the series;
f. The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
g. Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;
h. The voting rights, if any, of the holders of such series; and
i. Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

4. Name and Addresses of the Board of Directors/Trustees:

Steve H. Kanzer
3930 Varsity Drive
Ann Arbor, Michigan 48108

Jeffrey J. Kraws
3930 Varsity Drive
Ann Arbor, Michigan 48108

Nicholas Stergis
3930 Varsity Drive
Ann Arbor, Michigan 48108

Jeff Wolf
3930 Varsity Drive
Ann Arbor, Michigan 48108

James S. Kuo
3930 Varsity Drive
Ann Arbor, Michigan 48108

8.          Additional Information

Indemnification.

Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.’

Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Articles of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Other Indemnification and Prepayment of Expenses. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board is expressly authorized to make, alter and repeal the By-laws.

Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Section.